                                                                     EXHIBIT 4.5


THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED WITHOUT SUCH REGISTRATION AND QUALIFICATION UNLESS THE ISSUER HAS RECEIVED AN OPINION OF INSIDE OR OUTSIDE COUNSEL SATISFACTORY TO IT THAT A PROPOSED TRANSFER OR SALE DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER THE ACT OR APPLICABLE STATE LAW. ANY TRANSFER OF SUCH SECURITIES IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THIS WARRANT AND THE REGISTRATION RIGHTS AGREEMENT DATED MARCH 4, 1997, AMONG SYSTEM SOFTWARE ASSOCIATES, INC. (THE "COMPANY") AND THE OTHER PARTIES THERETO (THE "REGISTRATION AGREEMENT"). THE REGISTRATION AGREEMENT AND THIS WARRANT PROVIDE FOR, AMONG OTHER THINGS, CERTAIN RESTRICTIONS UPON TRANSFER OF THIS WARRANT AND THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE HEREOF. BY ACCEPTING THIS WARRANT OR SUCH SHARES, THE HOLDER AGREES TO BE BOUND BY ALL SUCH TRANSFER RESTRICTIONS IN THE REGISTRATION AGREEMENT AND THE WARRANT. COPIES OF THE REGISTRATION AGREEMENT ARE ON FILE WITH THE SECRETARY OF THE COMPANY AT 500 WEST MADISON STREET, 32ND FLOOR, CHICAGO, ILLINOIS 60661 AND WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT SUCH ADDRESS.


                                    WARRANT
                                    -------

             VOID AFTER 5:00 P.M., Chicago Time, on March 4, 2002



                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                       SYSTEM SOFTWARE ASSOCIATES, INC.


Date of Issuance: March 4, 1997                          Certificate No.
                                                                        --------

     FOR VALUE RECEIVED, System Software Associates, Inc., a Delaware corporation (the "Company"), hereby grants to
                                             -----------------------------------
whose address is
                  -------------------------------------------------------------
("Holder"), or its registered assigns (collectively, the "Registered Holder"),
the right to purchase from the Company               shares of Warrant Stock at
                                       -------------
a price per share of $10.1167 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is one of several warrants (collectively, the "Warrants") issued in connection with certain amendments to the Credit Agreement, dated as of June 19, 1995, by and among the Company, Bank of America National Trust and Savings Association, as Agent, and the other parties thereto (as amended through and after the date hereof, the "Credit Agreement"), and the Amended and Note Purchase Agreement dated as of August 15, 1993, among the Company, Principal Mutual Life Insurance Company, and Massachusetts Mutual Life Insurance Company (as amended through and after the date hereof, the "Note Agreement"). Certain capitalized terms used herein are defined in Section 3 of this Warrant. The amount and kind of securities purchasable pursuant to the rights granted under this Warrant and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     1.      Exercise of Warrant
             -------------------

             a.      Exercise Period.  The Registered Holder may exercise, in
                      ---------------
whole or in part (but not as to a fractional share of Warrant Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m., Chicago time, on March 4, 2002 (the "Exercise Period").

             b.      Exercise Procedure.
                     ------------------

             (1) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time");

                     (a) a completed Exercise Agreement, in the form set forth in Exhibit I hereto, executed by the Person exercising all or part of the
         ---------
purchase rights represented by this Warrant (the "Purchaser");

                     (b)      this Warrant or, if this Warrant is not
registered in the name of the Purchaser, an Assignment or Assignments executed by the Registered Holder and in the form set forth in Exhibit II hereto
                                                      ----------
evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5 hereof; and

                     (c) Subject to the immediately following sentence, a certified or cashier's check payable to, or a wire transfer of immediately available funds to a United States account designated by the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"). At any Exercise Date after the second anniversary of the Date of Issuance (or such earlier date on which the Holder would be entitled to sell Warrant Stock without registration under the Act, pursuant to an exemption under Rule 144 of the Act or any successor rule then in force) and provided that there is not then an effective Registration Statement under the Securities Act of 1933, as amended, covering the sale of Warrant Stock to be issued upon such exercise, the Purchaser may either pay the Aggregate Exercise Price in cash or, in lieu thereof, shall instruct and permit the Company in writing (as set forth in the Exercise Agreement) to deduct from the number of shares of Warrant Stock that would otherwise be issued upon such exercise a number of shares of Warrant Stock equal to the quotient obtained by dividing (i) the Aggregate Exercise Price, by (ii) the Market Price of a share of Warrant Stock at the Exercise Time.

      (2) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three
(3) business days after the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such three business day period, deliver such new Warrant to the Person designated for delivery thereof in the Exercise Agreement.

      (3) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock as of the Exercise Time.

      (4) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance or stamp tax in respect thereof or any other cost incurred by the Company or the Registered Holder in connection with such exercise and the related issuance of shares of Warrant Stock (and the Company shall pay such costs).

      (5) The Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

      (6) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with an underwritten public offering of Warrant Stock, the exercise of any portion of this Warrant may, at the election of the Registered Holder hereof, be conditioned upon the consummation of such public offering, in which case such exercise shall not be deemed to be effective until the consummation of such public offering and such exercise may be limited to the number of shares of Warrant Stock included in such public offering.

      (7) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Warrant Stock issuable upon the exercise of this Warrant. All shares of Warrant Stock which are so issuable shall, upon the Exercise Time of issuance thereof, be duly and validly issued, fully paid and nonassessable. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation.

           c.      Exercise Agreement. Upon any exercise of this Warrant, the
                   ------------------
Exercise Agreement shall be substantially in the form set forth in Exhibit I
                                                                   ---------
hereto, except that if the shares of Warrant Stock are not be issued in the name of the Registered Holder, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

           d.      Fractional Shares.  If a fractional share of Warrant Stock
                   -----------------
would, but for the provisions of Section 1.a., be issuable upon exercise of the rights represented by this Warrant, the Company shall, within three (3) business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional shares in an amount equal to the difference between the Market Price of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

     2.    Adjustment of Exercise Price and Number of Shares. The number of
           -------------------------------------------------
shares of Warrant Stock obtainable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 2.

           a.    Subdivision or Combination of Common Stock. If the Company at
                 ------------------------------------------
any time subdivides (by way of stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

           b.    Reorganization, Reclassification, Consolidation, Merger or
                 ----------------------------------------------------------
Sale. Any recapitalization, reorganization, reclassification, consolidation,
----
merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Registered Holders of the Warrants representing at least two-thirds (2/3) of the Warrant Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such Registered Holder's Warrants, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such Registered Holder's warrants had such organic change not taken place.

           c.    Notices
                 -------

           (1)   Immediately upon any adjustment of the Exercise Price per
Section 2(a) above, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment. Such calculation shall be determined in good faith by the Company; provided, however, that if the Registered Holders representing at least two-thirds (2/3) of the Warrant Stock obtainable upon exercise of all Warrants then outstanding object to such determination within ten (10) business days following such determination by the Company, and the Company and such Registered Holders fail to agree on such determination after good faith discussion, such determination shall be made by an independent firm of certified public accountants reasonable acceptable to the Registered representing at least two thirds (2/3) of the Warrant Stock then obtainable upon exercise of all Warrants then outstanding. The cost of such accountants shall be borne by the Registered Holders (pro rata on the basis of the number of shares held by each such holder) or by the Company, depending upon which party's determination is determined to be further from the determination of the independent accountants and such accountant's determination shall be binding on the Company and all Registered Holders.

           (2) The Company shall give written notice to the Registered Holder at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to all holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

           d.    BHC Act Limitations. If any Registered Holder is prevented by
                 -------------------
the BHC Act from receiving any payment, dividend, distribution or other consideration that the Company is required or permitted to make to such Registered Holder under any provision of this Warrant, then, notwithstanding anything to the contrary contained or implied herein, the Company (with the assistance of such Registered Holder) shall structure the transaction so that such Registered Holder receives substantially equivalent consideration that is in a form not prohibited by the BHC Act (as determined in good faith by the Company); provided that, if such Registered Holder does not agree with the Company's determination, such substantially equivalent consideration shall be determined by an independent firm of investment bankers mutually selected by the Company and a majority of the Registered Holders so affected and paid for by such Registered Holders.

      3.   Definitions. The following terms have meanings set forth below:
           -----------
           "BHC Act" means the Bank Holding Act of 1956, as amended, or any similar or successor federal statute, and the rules and regulations promulgated thereunder, including, without limitation, Regulation Y, all as the same shall be in effect from time to time.

           "Common Stock" means the Company's common stock, par value $0.0033 per share.

           "Market Price" means the average of the high and low sale price for the Common Stock during normal trading hours over the fifteen (15) consecutive trading days (exclusive of "ex-dividend" and similar dates) immediately prior to the Exercise Time on the Nasdaq national market quotation system ("Nasdaq National Market") as confirmed by Bloomberg Financial Market News, or if the Exercise Time does not occur on a day on which the Common Stock is traded, as of the close of the most recent day on which the Nasdaq National Market was open for business.

           "Person" means an individual, a partnership, a joint venture, a corporation, a limited liability company, an insurance company, a bank, a trust, an association, an unincorporated organization or a government or any department or agency thereof.

           "Warrant Stock" means the Company's Common Stock issuable upon exercise of the Warrants; provided that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

     4.    No Voting Rights; Limitations of Liability. This Warrant shall not
           ------------------------------------------
entitle the Registered Holder hereof to any voting rights or other rights as a stockholder of the Company prior to the Exercise Time.

     5. Warrant Transferable; Restrictions. Subject to the transfer conditions
        ----------------------------------
and restrictions referred to in this Section 5, the legend endorsed hereon and those set forth in Section 8, this Warrant and the Warrant Stock issuable upon the exercise of this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto)
                                                            ----------
at the principal executive office of the Company. If all of the unexercised purchase rights represented by this Warrant are not transferred pursuant to an Assignment, the Company shall promptly execute and deliver to the Registered Holder a new Warrant (bearing the original Date of Issuance) representing the unexercised purchase rights not so transferred. Neither this Warrant nor the Warrant Stock may be knowingly sold or otherwise disposed of by any Registered Holder, directly or indirectly, to any Person whom the Company has designated in writing to the Registered Holder to be a competitor of the Company (a "Designated Competitor"), which designation may be made by the Company's Board of Directors in its reasonable discretion; provided the Company shall include in such writing the reasons evidencing the basis for such designation. The initial list of Designated Competitors is attached as

Exhibit A hereto. The Company shall be entitled to update the list of Designated Competitors once prior to each anniversary of the Date of Issuance by notice in writing to each Registered Holder.

     6.   Warrant Exchangeable for Different Denominations. This Warrant is
          ------------------------------------------------
exchangeable in compliance with Section 8, upon the surrender hereof by the Registered Holder at the principal executive office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "DATE OF ISSUANCE" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "WARRANTS."

     7.    Replacement.  Upon receipt of evidence reasonably satisfactory to the
           -----------
Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity undertaking from the Registered Holder of such certificate or such other Person satisfactory to the Company (it being acknowledged that an unsecured indemnity from any original Holder or an affiliated transferee shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed, or mutilated certificate.

     8.    Transfer in Compliance with Applicable Securities Laws
           ------------------------------------------------------

           a. This Warrant may not be assigned or transferred, except as provided herein, and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder (said Act and such rules and regulations being hereinafter collectively referred to as the "Act") and applicable State securities laws. This Warrant and the shares of Warrant Stock obtainable hereunder have not been registered under the Act or any other applicable securities laws, and, accordingly, neither this Warrant nor any of such Warrant Stock may be offered, sold, transferred, pledged, hypothecated or otherwise disposed of unless registered pursuant to or in a transaction exempt from registration under (evidenced by an opinion of inside or outside counsel reasonably satisfactory to the Company or by such other means reasonably acceptable to the Company), the Act and any other applicable state securities laws.

           b. Each certificate for Warrant Stock or for any other security issued or issuable upon exercise of this Warrant shall contain the following legend on its face unless, in the opinion of counsel reasonably satisfactory to Company, such legend is not required:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. Such shares may not be transferred without such registration and qualification unless the issuer has received an opinion of inside or outside counsel satisfactory to it that a proposed transfer or sale does not require registration or qualification under the Act or applicable state law. Any transfer of such securities is also subject to the conditions specified in the warrant to purchase shares of common stock of System Software Associates, Inc. (the "Company") dated as of March 4, 1997 (the "Warrant"), and the Registration Rights Agreement dated March 4, 1997, among the Company and the other parties thereto (the "Registration Agreement"). The Registration Agreement and the Warrant provide for, among other things, certain restrictions upon transfer of the shares evidenced by this certificate. By accepting such shares, the holder agrees to be bounded by all such transfer restrictions in the Registration Agreement and the Warrant. Copies of the form of such Warrant and the Registration Agreement are on file with the Secretary of the Company at 500 West Madison Street, 32nd Floor, Chicago, Illinois 60661 and will be furnished without charge by the Company to the holder of this certificate upon written request to the Secretary of the Company at such address.

          c. Each Registered Holder of the Warrant, the Warrant Stock and any other security issued or issuable upon exercise of this Warrant shall indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or any such Person may become subject under the Act, any applicable state securities law or any other statute or at common law, insofar as such losses, claims damages or liabilities (or actions in respect thereof) arise out of or are based upon the disposition by such Registered Holder of the Warrant, Warrant Stock or other such securities in violation of subparagraph a. above. Notwithstanding the foregoing, no such indemnification shall be required under this Section 8.c. with respect to any losses, claims, damages or liabilities resulting from or arising out of the Company's acts or failure to act, including, without limitation, any untrue statement or alleged untrue statement of a material fact in any document publicly filed by the Company or delivered to the Registered Holder in connection with such transfer, or any omission or alleged omission to state a material act required to be stated.

therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          d. Any purported transfer or assignment of this Warrant or any Warrant Stock made other than in accordance with this Section 8 shall be null and void and of no effect.

          e. Notwithstanding anything contained in this Section 8 to the contrary, without the consent of the Company or the requirement for any opinion of counsel, any Registered Holder or holder of Warrant Stock may, subject to compliance with Section 5, transfer all or part of this Warrant or Warrant Stock
(i) to a Person who is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Act, or (ii) to any Person pursuant to an effective Registration Statement or Rule 144 or Rule 144A under the Act.

     9.   Notices. All notices, requests, waivers, releases, consents, and other
          -------
communications required or permitted by this Warrant (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Warrant (i) when delivered in person, (ii) on the next business day following the date when dispatched by telegram (upon written confirmation of receipt), by electronic facsimile transmission (upon written confirmation of receipt) or by a nationally recognized overnight courier service, or (iii) three Business Days after being deposited in the United States certified or registered mail, return receipt requested, first class postage prepaid. All Notices shall be delivered (x) to the Company at its principal executive office or (y) to the Registered Holder of this Warrant at such Registered Holder's address as it appears in the records of the Company.

     10.  Amendment and Waiver. Except as otherwise provided herein, the
          --------------------
provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing at least two-thirds (2/3) of the shares of Warrant Stock obtainable upon exercise of the Warrants at the time of such approval.

     11.  Description Headings: Governing Law. The descriptive headings of the
          -----------------------------------
several Sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant shall be governed by the internal laws, without giving effect to conflicts of law principles, of the State of Delaware.

     12.  Information Deliveries. During the term of this Warrant, the Company
          ----------------------
will provide each original Holder or their affiliated transferees with copies of all public reports filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and such other information of the Company as such original Holder or their affiliated transferees shall reasonably request;

provided, that the Company may refuse to comply with any such latter request if the Company reasonably and in good faith believes that providing the requested information to the requesting original Holder or their affiliated transferees would result in the disclosure of material nonpublic information in violation of applicable law. This obligation shall survive the termination of the Credit Agreement and the Note Agreement.

                                     *****

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers and to be dated as of the Date of Issuance hereof.


                                                SYSTEM SOFTWARE ASSOCIATES, INC.


                                                By: /s/ Joseph J. Skadra
                                                   -----------------------------

                                                Name:   Joseph J. Skadra
                                                     ---------------------------

                                                Title: Chief Financial Officer
                                                      --------------------------

                                   EXHIBIT I

                              EXERCISE AGREEMENT
                              ------------------


To:                                            Dated:
   ---------------------------                       -------------------------

     The undesigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-________________), hereby subscribes for the purchase of shares of the Warrant Stock covered by such WArrant having an Aggregate Exercise Price of $______________ and makes payment herewith in full therefor either [(a) by check or a wire transfer in immediately available funds in the amount of the Aggregate Exercise Price ($_____________)] or [(b) by instructing and permitting the Company that _____ Shares of warrant Stock shall be withheld in payment thereof]. [Select (a) or, where applicable, (b).]

Certificates for the shares of Warrant Stock subscribed for shall be issued to the parties listed below:

     Name of Issuee            Address                  No. of Shares
     --------------            -------                  -------------


New Warrants for the rights not exercised hereunder shall be issued to the party or parties listed below (with respect to such new Warrants, the "Registered Holder(s)"):


     Name of Issuee            Address                   No. of Shares
     --------------            -------                   -------------



                                       Signature
                                                      --------------------------
                                       Address
                                                      --------------------------

                                  EXHIBIT II


                                  ASSIGNMENT
                                  ----------

     FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_________________) with respect to the number of shares of the Warrant Stock covered thereby set forth below, unto, the following assignee (a "REGISTERED HOLDER"):


     Name of Assignee             Address               No. of Shares
     ----------------             -------               -------------





Dated                       Signature
       -------------------              ---------------------

                                        ---------------------